UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

On November 13, 2025, Inland Real Estate Income Trust, Inc. (the “Company”) entered into a third amended and restated credit agreement (the “Credit Agreement”) in respect of the Company’s credit facility (the “Credit Facility”) with KeyBank National Association, individually and as administrative agent (“KeyBank”), KeyBanc Capital Markets Inc., as joint lead arranger, and other lenders from time to time party to the Credit Agreement (collectively, the “Lenders”).

The Credit Facility consists of a revolving credit facility (the “Revolving Credit Facility”) providing revolving credit commitments in an aggregate amount of $285 million and a term loan facility (the term loans funded under such commitments, the “Term Loan”) providing term loan commitments in an aggregate amount of $575 million. The Revolving Credit Facility includes a sublimit of $25 million for swingline loans and a sublimit of $25 million for letters of credit. The Credit Agreement provides the Company with the ability from time to time to increase the size of the Credit Facility up to a total of $1.2 billion, subject to certain conditions. The proceeds of the Credit Facility may be used by the Company for general corporate purposes of the Company and its subsidiaries, including, without limitation, repayment of indebtedness, property acquisitions and permitted investments, capital expenditures, development, redevelopment, capital reserves and working capital. The Company’s performance of its obligations under the Credit Agreement, including the payment of any outstanding indebtedness under the Credit Facility, is guaranteed by certain subsidiaries of the Company (the “Guarantors”), including each of the subsidiaries of the Company that owns or leases any of the properties included in the pool of unencumbered properties comprising the borrowing base. Additional properties may be added and removed from the pool so long as at any time there are at least 15 unencumbered properties with an unencumbered pool value of $300 million or more.

Each of the Revolving Credit Facility and the Term Loan matures on April 1, 2029. The Company has the option to extend the maturity date of both the Revolving Credit Facility and the Term Loan for a period of one additional year subject to the payment of an extension fee and certain other conditions.

Borrowings under the Credit Facility bear interest equal to (i) Term SOFR (as defined below) plus a margin ranging from 130 basis points to 210 basis points, in the case of the Revolving Credit Facility, and 125 basis points to 205 basis points, in the case of the Term Loan or (ii) the alternate base rate plus a margin ranging from 30 basis points to 110 basis points, in the case of the Revolving Credit Facility, and 25 basis points to 105 basis points, in the case of the Term Loan, in each case depending on the Company’s leverage ratio. “Term SOFR,” which is the initial benchmark under the Credit Agreement, is a rate based on the forward-looking term SOFR reference rate for the applicable interest period as of any date of determination. Term SOFR interest periods will be one, three or six months, as selected by the Company. Effective as of the date on which the Company receives a rating of BBB- or better from S&P Global Ratings or a rating of Baa3 or better from Moody’s Investors Service, Inc. or any date thereafter on which the Company maintains such rating, the Company may elect that the interest rate be determined based on the Company’s credit rating rather than its leverage ratio (the “Ratings Based Pricing Election”). After making the Ratings Based Pricing Election, the applicable margin that will be added either to the alternate base rate or to Term SOFR to determine the rate on amounts outstanding under the Credit Facility will be based on the Company’s then current credit rating. The Ratings Based Pricing Election will be irrevocable and will apply throughout the remaining term of the Credit Facility.

The Company will be required to pay interest only, on a monthly basis in arrears, during the term of the Credit Facility, with all outstanding principal and unpaid interest due upon termination of the Revolving Credit Facility or Term Loan, as applicable. The Company may prepay the Credit Facility, in whole or in part in an amount not less than $1 million, at any time without fees or penalty. The Credit Facility also requires the maintenance of certain financial covenants.

Until the Company makes the Ratings Based Pricing Election, the Company must pay to the applicable Lenders an unused fee based on (i) an annual rate of 0.25% at such time as less than 50% of the Revolving Credit Facility is being used or (ii) an annual rate of 0.15% at such time as 50% or more of the Revolving Credit Facility is being used (the “Revolver Unused Fee”). After the Company makes the Ratings Based Pricing Election, the Revolver Unused Fee no longer accrues and the Company must instead pay to the applicable Lenders an annual facility fee that equals the amount of the applicable Lenders’ total commitment under the Revolving Credit Facility multiplied by a percentage ranging from 0.125% to 0.300%, depending upon the Company’s credit rating. Upon the issuance of each letter of credit under the Revolving Credit Facility, the Company must also pay KeyBank an issuance fee equal to 0.125% of the face amount of the letter of credit. The Company must thereafter pay a facility letter of credit fee on each outstanding letter of credit equal to the face amount of the letter of credit multiplied by the applicable SOFR margin. Such fees, other than the issuance fee, are payable quarterly in arrears.

The Credit Facility provides for customary events of default which are substantially the same as those under the original facility. Upon the occurrence of an event of default, all amounts owed by the Company under the Credit Facility may be declared or may become immediately due and payable.

As of November 13, 2025, the revolving Credit Facility had an outstanding balance of $141 million, and the outstanding balance of the term loan was $575 million.

Certain of the lenders under the Credit Agreement or their affiliates have provided, and may in the future provide, commercial banking, lending, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and affiliates of the Company’s business manager, for which the lenders and their affiliates received customary fees and commissions and other consideration consistent with market conditions at the time of the transactions.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Credit Agreement and related documents, which are attached to this Current Report as Exhibits 10.1 and 10.2 and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet.

The information set forth under Item 1.01 of this report, including the text of the Credit Agreement, of this report are hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On or about November 17, 2025, the Company expects to send a letter to its stockholders explaining that the Company’s board of directors has decided not to pursue the sale of the Company at this time. A copy of the letter to stockholders is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “can,” “would,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appear,” or “believe.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions such as persistently high inflation and high interest rates, competition from internet retailers with our tenants for sales revenue, unforeseen events affecting the commercial real estate industry, retail real estate, or particular markets, and other factors detailed under Risk Factors in our most recent annual report on Form 10-K as of December 31, 2024, filed on March 5, 2025, and subsequent reports on Form 10-Q filed with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Third Amended and Restated Credit Agreement, dated as of November 13, 2025, by and among Inland Real Estate Income Trust, Inc., as borrower, KeyBank National Association, individually and as administrative agent, KeyBanc Capital Markets Inc., as joint lead arranger, and other lender parties thereto

10.2

Amended and Restated Subsidiary Guaranty, dated as of November 13, 2025, by certain subsidiaries of Inland Real Estate Income Trust, Inc. parties thereto for the benefit of KeyBank National Association, as administrative agent for itself and the lenders under the Third Amended and Restated Credit Agreement

99.1	Letter to Stockholders dated November 17, 2025
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	November 17, 2025	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer and Treasurer